CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [****].

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 2nd day of April, 2021, by and between ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership (the “Purchaser”) and BLUEBIRD ARROWHEAD PHOENIX LLC, a Delaware limited liability company, GOLDEN ARROW CLERMONT FL LLC, a Delaware limited liability company, BLUEBIRD GERMANTOWN MD LLC, a Delaware limited liability company, GOLDEN ARROW CHARLOTTE NC LLC, a Delaware limited liability company, CTLC GOLDEN ARROW KATY LLC, a Delaware limited liability company, and BLUEBIRD RENTON WA LLC, a Delaware limited liability company  (collectively, the “Seller” or “Sellers”).

RECITALS

A.The term “Property”, as used herein, consists of the following:
(1)Those certain six (6) separate premises of property owned by Seller and located in the Cities and States listed in Exhibit A attached hereto consisting of (a) the real property legally described in in Exhibit A attached hereto, (b) all of Seller’s interest in all buildings, fixtures and other improvements located on the Land, (the “Improvements”) (the Land and the Improvements being sometimes collectively referred to herein as the “Real Property”), (c) all easements, rights-of-way, and other appurtenances to the Real Property, and (d) all of those items of equipment, supplies, furniture and personal property, if any, owned by Seller which are used in connection with the maintenance and operation of the Real Property (the “Personal Property”);
(2)All right, title and interest of Seller, as landlord, under the lease agreements with certain tenants (the “Tenant(s)”) as more particularly described in Exhibit G attached hereto, relating to the Real Property (the “Lease(s)”), and any deposits and prepaid rents related thereto;
(3)All right, title and interest of Seller, if any, in and to all contracts for the repair or maintenance or management of, the provision of services to, or otherwise relating to or affecting, the Real Property or the Personal Property (the “Contracts”), to the extent Seller’s interest thereunder is assignable without cost or joinder of any third party;
(4)All right, title and interest of Seller, if any, in and to all unexpired assignable warranties and guaranties relating to the Real Property or the Personal Property (the “Warranties”);
(5)All right, title and interest of Seller, if any, in and to all governmental permits, licenses, certificates and authorizations relating to the use, occupancy or operation of the Real Property or the Personal Property to the extent assignable without cost or joinder of any third party (the “Permits”); and
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(6)All right, title and interest of Seller, if any, in and to all signs, logos, trade names, trademarks or styles relating to the Real Property owned by Seller and all other intangible property now owned or hereafter acquired by Seller in connection with the Real Property or the Personal Property, including without limitation all brochures, manuals, lists of prospective tenants, advertising materials, plans, specifications, drawings, approvals, reports and studies (collectively, the “Intangible Personal Property”).
B.Seller wishes to sell the Property to Purchaser, and Purchaser wishes to purchase the Property from Seller, subject to and upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

Article 1

Purchase and Sale of the Property
1.1Purchase.  Seller agrees to sell, convey and assign the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller, subject to and upon the conditions set forth herein.
1.2Purchase Price.  The total purchase price (the “Purchase Price”) for the Property shall be FORTY-FIVE MILLION and 00/100 Dollars ($ 45,000,000).
(a)Deposit.  Within two (2) Business Days (as defined in Paragraph 12.4 below) after the Effective Date (as defined in Paragraph 12.4 below), Purchaser shall deposit the sum of ONE MILLION and 00/100 Dollars  ($1,000,000) (together with any interest earned thereon, the “Deposit”), with First American Title Insurance Company, 420 S. Orange Avenue, Suite 250, Orlando, FL 32801, Attention: Scott Brown (the “Escrow Agent”), to be held in escrow pursuant to the terms of this Agreement.  The Deposit is refundable to Purchaser pursuant to the terms hereof during the Inspection Period (as defined in Paragraph 2.2(a) below).  Escrow Agent shall provide Purchaser and Seller with a written receipt for the Deposit held under this Agreement, which Deposit shall be placed in an interest bearing account using Purchaser’s tax identification number, which Purchaser shall provide to Escrow Agent.  Failure by Purchaser to pay the Deposit required under this Contract by the time specified herein shall be a default under this Agreement.  If this Agreement is not terminated by the end of the Inspection Period by Purchaser, thereafter, the Deposit shall become non-refundable and fully at risk, subject to the provisions of this Agreement.
(b)Balance.  At the closing of the transaction contemplated by this Agreement (“Closing”), Escrow Agent shall pay the Deposit to Seller in immediately available funds and the balance of the Purchase Price, subject to the prorations and adjustments provided for herein, shall be deposited by Purchaser into escrow with Escrow Agent, to be disbursed by Escrow Agent to Seller.

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1.3Escrow.  Purchaser and Seller agree that the Deposit shall be held by Escrow Agent who shall place the Deposit in an interest bearing account. At Closing, Escrow Agent is authorized, and agrees by acceptance of the Deposit, to deposit the Deposit promptly, hold the Deposit in escrow and, subject to clearance, disburse the Deposit in accordance with the terms and conditions of the Agreement.  Failure of the Purchaser’s funds to clear shall not excuse Purchaser’s performance.  If in doubt as to Escrow Agent’s duties or liabilities under the provisions of this Agreement, Escrow Agent may, at Escrow Agent’s option, continue to hold the subject matter of the escrow until the parties hereto agree to its disbursement or until a judgment of a court of competent jurisdiction shall determine the rights of the parties, or Escrow Agent may deposit same with the Clerk of the Circuit Court having jurisdiction of the dispute.  An attorney who represents a party and also acts as Escrow Agent may represent such party in such action.  Upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow.  Any suit between Purchaser and Seller wherein Escrow Agent is made a party because of acting as Escrow Agent hereunder, or in any suit wherein Escrow Agent interpleads the subject matter of the escrow, Escrow Agent shall recover reasonable attorneys’ fees and costs incurred with these amounts to be paid from and out of the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party.  The Escrow Agent shall not be liable to any party or person for misdelivery to Purchaser or Seller of items subject to the escrow, unless such misdelivery is due to willful breach of the provisions of the Contractor gross negligence of the Escrow Agent. By their execution and delivery of this Agreement, the Purchaser and Seller acknowledge and confirm that under certain circumstances deposits (including the funds subject to this Agreement) may not be insured or fully insured by the Federal Deposit Insurance Corporation ("FDIC").  Each party has made its own analysis of FDIC insurance regulations affecting, or potentially affecting, the funds subject to this Agreement and is not relying upon any advice from the Escrow Agent as to FDIC matters.
1.4Assumption of Loan. Purchaser and Seller agree that, at Closing, Purchaser shall assume that certain Loan Agreement by and between Seller and Willington Trust National Association, as trustee, for the benefit of the Registered Holders of WFRBS Commercial Mortgage Trust 2014-C24, Commercial Mortgage Pass-Through Certificates, Series 2014-C24, as successor-in-interest to Wells Fargo Bank, National Association (the “Lender”), dated September 30, 2014 (as amended and assigned, the “Loan Agreement”). During the Inspection Period, Seller and Purchaser shall negotiate the terms of Purchaser’s assumption of the Debt (as defined in the Loan Agreement) with Lender and shall, at Closing, enter into an assignment and assumption of the Loan Agreement and such other documents requested by Lender in connection therewith.
(a)Lender’s Approval. Purchaser and Seller shall use good faith efforts to seek Lender’s consent to the transfer of the Property and Purchaser’s assumption of the Debt as provided in Section 6.4 of the Loan Agreement.  [****]
(b)Termination. In the event Lender does not consent to the transfer of the Property and Purchaser’s assumption of the Debt as provided in Section 6.4 of the Loan Agreement, then Purchaser shall have the right to terminate this Agreement within five (5) days after written notice of such fact (and in any event no later than at or prior to the Closing), in which case the Deposit shall be returned to Purchaser and both parties shall be relieved of any further

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obligations hereunder except for those obligations which expressly survive termination of this Agreement (the “Surviving Obligations”).
Article 2

Investigation of the Property
2.1Seller’s Initial Deliveries.  Seller has delivered or, within five (5) Business Days after the Effective Date, Seller shall deliver or make available to Purchaser in an online data room all material books and records with respect to the Property (other than those that would be attorney-client privileged or proprietary to Seller), to generally include all information, Leases, agreements, reports, records, studies, findings and correspondence in Seller’s possession regarding the condition of the Property, any approvals, environmental, structural, geological physical or zoning/land use assessments, and any correspondence or notices from any governmental entity, to include, without limitation, the following documents:
(a)Title Policy.  A copy of Seller’s latest title insurance policy and other title information with respect to the Real Property;
(b)Survey.  Any existing surveys with respect to the Real Property in Seller’s possession;
(c)Operating Statements.  Copies of operating statements for the Property for the last three (3) calendar years, a copy of the most current operating statement for the Property, and a copy of the operating budget for the Property for the current calendar year;
(d)Contractual Documents.  Copies of the Leases and any amendments to or guaranties of the Lease, letters of credit with respect to the Lease, if any, and any commencement letters, the Contracts, the Warranties and the Permits;
(e)Reports.  Copies of any asbestos, lead-based paint, soils, seismic, geologic, drainage, engineering, environmental, structural, physical condition, appraisal, mold, remediation, aged delinquency, or other reports in Seller’s possession relating to the Property;
(f)Personal Property Inventory.  A written inventory of the Personal Property;
(g)Site Plans.  A copy of all site plans, floor plans, and “as built” plans and specifications in Seller’s possession;
(h)Capital Improvements.  A schedule of all capital improvements performed on, at or for the Property during the last three (3) years;
(i)Insurance.  A copy of all insurance policies relating to the Property and a schedule of all insurance claims made during the last two (2) years;
(j)Litigation.  Copies of any and all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might have an adverse effect on the Property or the use and operation of the Property; and

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(k)Brokerage Agreements.  Copies of any and all contracts or agreements regarding brokerage or leasing commissions or other compensation to be paid to any person, firm, corporation or other entity with respect to, or on account of, the Lease.

The foregoing are collectively referred to in this Agreement as the “Due Diligence Materials”. To the extent not listed above, Seller shall deliver to Purchaser any documents and materials relating to the Property reasonably requested by Purchaser from time to time that are in Seller’s possession.  Seller makes no representation or warranty as to the completeness or accuracy of such Due Diligence Materials and Purchaser shall be responsible for verifying the same.

2.2Purchaser’s Investigations.
(a)[****] Purchaser’s right of investigation shall include, without limitation, the right to have made, at Purchaser’s expense, any studies or inspections of the Property (and all portions thereof) as Purchaser may deem necessary or appropriate; provided, however, that all inspections shall occur during normal business hours and Purchaser shall not conduct or allow any physically intrusive testing of, on or under the Property without first obtaining Seller’s written consent as to the timing and scope of work to be performed.  Purchaser shall not, in connection with its investigations, interfere with the Tenants under the Leases.  Seller agrees to cooperate reasonably with all such investigations, inspections or studies made by or at Purchaser’s direction so long as such cooperation is at no material expense to Seller (i.e. such expenses shall be limited to Seller-incurred expenses and not relate to any Purchaser due diligence costs).
(b)If, on or before the expiration of the Inspection Period, Purchaser gives Seller written notice setting forth Purchaser’s dissatisfaction with the Property for any reason (or for no reason), and states in such notice Purchaser’s election to terminate, then this Agreement shall terminate in its entirety, in which case both parties shall be relieved from any further liability hereunder, except for the Surviving Obligations.  In no event shall Purchaser have the right to partially terminate this Agreement or to acquire some, but not all of the portions of the Real Property.  Additionally, upon request from Seller, Purchaser covenants to deliver to Seller copies of all due diligence materials generated or obtained by Purchaser, including all title reports, surveys, engineering and property inspection reports, environmental, geotechnical and other reports related to the Property (other than attorney-client privileged or proprietary reports), at no expense to Seller.  Upon such termination of the Agreement, the Deposit shall be immediately refunded by the Escrow Agent to Purchaser. If Purchaser does not terminate this Agreement as described herein, then this Agreement shall remain in full force and effect in accordance with its terms and the Deposit shall be nonrefundable to Purchaser, except as set forth in this Agreement.
2.3Indemnity.  Purchaser agrees to indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless Seller from any and all claims, demands, liabilities, losses, damages, liens, costs and expenses asserted against Seller or the Property arising out of or resulting from Purchaser’s investigations of the Property prior to Closing and to pay Seller all costs and expenses, including reasonable attorneys’ fees and expenses, incurred in defending any such matter, including any appeals thereof; provided, however, that this indemnity shall not extend to and in no event shall Purchaser be liable to Seller for (a) any gross negligence or misconduct of Seller, or any agent, contractor or employee of Seller, or (b) any pre-existing conditions on or about the Property, except to the extent exacerbated by Purchaser’s, its agent’s, contractor’s, and/or

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employee’s investigations of the Property.  The provisions of this Paragraph 2.3 shall survive Closing and any termination of this Agreement.
2.4Examination of Title.  Not later than two (2) days after the Effective Date, Seller shall order, at its expense, a commitment for title insurance for the Real Property (the “Title Commitment”) issued by a nationally recognized title insurance company (the “Title Company”). Purchaser shall have until the date that is ten (10) days prior to the expiration of the Inspection Period to examine the Title Commitment and the surveys of the Real Property to be prepared for Purchaser (collectively, the “Survey”) and to object to Seller, in writing, to any title exceptions other than the Permitted Exceptions (as hereinafter defined) (such disapproved items being hereinafter collectively referred to as the “Disapproved Matters”).  Seller shall have until the day that is one (1) Business Days prior to the expiration of the Inspection Period to notify Purchaser if the Disapproved Matters will be cured prior to or at Closing; it being acknowledged that Seller has no obligation to cure any Disapproved Matters.  If, following receipt of Purchaser’s title objection letter Seller either fails to respond to Purchaser, or notifies Purchaser that any Disapproved Matters cannot or will not be cured or corrected with respect to the Real Property, then this Agreement, at the option of Purchaser by written notice to Seller not later than the expiration of the Inspection Period may be terminated, in which event this Agreement shall be null and void, the Deposit shall be promptly refunded to Purchaser and neither party shall have any further rights or obligations under the Agreement except for the Surviving Obligations.  The failure of Seller to notify timely Purchaser shall be deemed Seller’s refusal to cure or correct any Disapproved Matters.  Any matter disclosed by the Title Commitment and/or Survey to which Purchaser fails to timely object shall be deemed a Permitted Exception.  If Purchaser fails to terminate timely this Agreement as set forth herein, Purchaser shall be deemed to have waived any remaining objections to the Disapproved Matters that Seller elected not to cure and such matters shall be included in the definition of Permitted Exceptions and this transaction shall proceed to close as herein provided.  Anything hereinabove to the contrary notwithstanding, Seller shall be obligated to cure any “Monetary Objections,” which shall mean (a) any mortgage, deed to secure debt, deed of trust, security interest or similar security instrument entered into by Seller encumbering all or any part of the Property, (b) any mechanic’s, materialman’s, construction or similar liens caused by acts of Seller or on behalf of Seller, (c) real estate taxes and assessments due on or before the Closing Date and not the responsibility of the Tenants and (d) any judgment of record against Seller in a county or other applicable jurisdiction in which the Property is located that has any effect on Seller’s title to the Property.  Seller shall be obligated to cure all Monetary Objections set forth in the Title Commitment, whether or not Purchaser expressly objects thereto in writing.  “Permitted Exceptions”, as such term is used herein, shall consist of those matters acceptable (or deemed acceptable) to Purchaser and reflected in the Title Commitment or revealed by the Survey other than: (i) delinquent taxes or assessments, (ii) those matters constituting Monetary Objections which will be discharged by Seller at or prior to Closing and (iii) any lien, encumbrance or other matter affecting title to the Property that was created after the Effective Date and will be discharged by Seller at or prior to Closing.
Article 3

Seller’s Representations and Warranties

[****]

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Article 4

Purchaser’s Representations and Warranties

[****]

Article 5

Seller’s Undertakings Pending Closing
5.1Operation of Property.  Seller covenants with Purchaser that, so long as this Agreement remains in effect:
(a)From and after the Effective Date, Seller will enforce the provisions of the Leases such that the Tenants thereunder will continue to operate, maintain, and manage the Property in a normal businesslike manner and consistent with its current practices, maintaining present services, will perform when due all of their obligations with respect to the Property, including without limitation its obligations under the Leases, the Contracts and any mortgages affecting the Property.  Seller will take any action that Seller reasonably determines to be appropriate in connection with any default under the Leases or any of the Contracts and will promptly notify Purchaser of such default and Seller’s action with respect to such default.
(b)From and after the expiration of the Inspection Period, Seller shall not, without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed: (i) enter into any new leases for, any Contracts or other new agreements which will survive the Closing or otherwise affect the use, operation or enjoyment of the Property after the Closing or (ii) modify the Leases if such modification would result in a tenant improvement allowance or a rental concession; provided, however, that Seller shall be permitted to modify either Lease if, by its terms, such Lease includes a right, the exercise of which requires an amendment (i.e. if a Lease includes an option to extend and the Tenant timely exercises such right, Seller, as landlord, shall be permitted to modify the lease to extend the term).
(c)Seller shall not accept any payments of rent under the Lease more than one (1) month in advance.
(d)Seller will make sure that the Property is fully insured against all usual risks and all insurance policies now maintained on the Property are kept in effect, up to and including the Closing Date.
(e)Seller shall not create or consent to the creation of any lien, encumbrance or other matter affecting title to the Property, with the exception of those liens, encumbrances and other matters affecting the Property as of the Effective Date, without Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
(f)Seller shall not take, or fail to take, any action which will or would cause any of the representations or warranties in this Agreement to become materially untrue or be violated without Purchaser’s prior written consent.

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5.2Termination of Contracts.  Seller agrees to promptly terminate by written notice to the other parties thereto, effective as of Closing, any of the Contracts that Purchaser, pursuant to written notice to Seller given on or prior to the expiration of the Inspection Period, requests Seller to terminate, provided that Seller shall not be obligated to deliver any notices of termination of any of the Contracts until after the expiration of the Inspection Period and provided, further, that Seller shall not be required to terminate any Contract which by its terms may not be terminated on or before the Closing Date without cost to Seller.  Seller shall assign to Purchaser at Closing all of the Contracts other than the Contracts which Seller is obligated to terminate pursuant to this Paragraph.
Article 6

Conditions to Closing
6.1Performance of Obligations.  Unless waived by the party entitled to the benefit thereof, the obligations of either party to close under this Agreement shall be subject to the satisfaction of the conditions that all representations and warranties of the other party contained in this Agreement shall be true and correct as of the Closing and that the other party shall have performed all covenants, agreements and obligations required to be performed by it under this Agreement.
6.2Title Policy.  It shall be a condition to Purchaser’s obligation to close under this Agreement that Title Company shall have agreed to issue to Purchaser an ALTA standard form owner’s policy of title insurance, insuring title to the Real Property in Purchaser in the amount of the Purchase Price, subject only to the Permitted Exceptions and including such endorsements as Title Company has agreed to provide (the “Title Policy”).
6.3Leases.  It shall be a condition to Purchaser’s obligation to close under this Agreement that: (a) the Leases shall be in full force and effect without the existence of any default by Seller or the Tenants and without the existence of any event which with the giving of notice or the lapse of time, or both, is an event of default under the Leases, and (b) no Tenant shall have filed for bankruptcy protection or initiated insolvency proceedings.
Article 7

Closing
7.1[****]
7.2Deliveries.  At Closing, the following shall occur (either directly or through Escrow Agent):
(a)Seller shall execute and deliver to Purchaser duly executed and acknowledged special warranty deeds (or their state-specific equivalents) (collectively, the “Deed”), in the forms attached hereto as Exhibit B-1 through Exhibit B-6 conveying to Purchaser all of Seller’s right, title and interest in and to each portion of the Real Property.

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(b)Seller shall execute and deliver to Purchaser a quit claim bill of sale, in the form attached hereto as Exhibit C, conveying to Purchaser all of Seller’s right, title and interest, if any, in and to the Personal Property.
(c)Seller and Purchaser shall execute and deliver two duplicate originals of an assignment and assumption of lease, in the form attached hereto as Exhibit D, pursuant to which Seller shall assign all of its right, title and interest in and to the Leases to Purchaser. Seller shall indemnify Purchaser against claims arising under the Lease that relate to any period of time prior to the Closing Date.  Purchaser shall assume Seller’s obligations as landlord under the Leases arising from and after the Closing Date and shall indemnify Seller against claims arising under the Leases that relate to any period of time from and after the Closing Date.  Seller shall also deliver to Purchaser the original of the Leases, each Lease guaranty and the Lease file; provided originals of the Lease, any Lease guaranty or related documents are in Seller’s possession.  In the event Seller does not maintain possession of an original of the Leases, any Lease guaranty or related documents, Seller shall deliver to Purchaser a copy thereof.
(d)Seller shall obtain an estoppel certificate for each Lease certifying that all rent is current, there are no defaults under the Lease, there are no amounts are owed to the Tenant thereunder, and Seller has no outstanding maintenance, repair or construction obligations, which certificate shall be executed by each Tenant and Seller shall deliver the same to Purchaser at Closing.
(e)Seller and Purchaser shall execute and deliver two duplicate originals of a quit claim general assignment, in the form attached hereto as Exhibit E, pursuant to which Seller shall assign to Purchaser all of Seller’s right, title and interest, if any, in and to the Contracts (other than those terminated pursuant to Paragraph 5.2 of this Agreement), the Warranties, the Permits and the Intangible Personal Property.  Seller shall agree to indemnify Purchaser against claims arising under the assigned Contracts that relate to any period of time prior to the Closing Date and against claims arising under the unassigned Contracts.  Purchaser shall assume and agree to perform all of Seller’s obligations under the Contracts that are assigned to Purchaser arising from and after the Closing Date and shall indemnify Seller against claims arising under such Contracts that relate to any period of time from and after the Closing Date.  Seller shall also deliver to Purchaser the originals of all written Contracts that are assigned to Purchaser; provided originals of such written Contracts, if any, are in Seller’s possession.  In the event Seller does not maintain possession of an original of any such written Contract, Seller shall deliver to Purchaser a copy thereof.
(f)Seller shall execute and deliver to Purchaser and Escrow Agent an affidavit that evidences that Seller is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code.
(g)Seller shall execute and deliver to Purchaser a signed notice, in the form attached hereto as Exhibit F, to be sent to each Tenant after Closing, advising that the Property has been transferred to Purchaser.
(h)Seller shall execute and deliver to Title Company such affidavits concerning parties in possession, claims for mechanics’ liens, and gap coverage and other title matters as may

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be reasonably required by Title Company in order to issue Title Policy for each portion of the Property, in such forms as are reasonably approved by Seller.
(i)Seller and Purchaser shall execute and deliver settlement statements to reflect the credits, prorations and adjustments contemplated by or specifically provided for in this Agreement.
(j)Purchaser shall pay to Seller the Purchase Price as provided in Paragraph 1.2 hereof, subject to the adjustments described in Article 8 hereof.
(k)Seller shall deliver possession of the Property to Purchaser, subject to the Lease and the Permitted Exceptions.
(l)Seller and Purchaser agree to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all assignments and all other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement.
Article 8

Adjustments and Prorations

[****]

Article 9

Casualty
9.1Notice and Estimate of Casualty.  In the event that any of the Real Property should be damaged by any casualty prior to Closing, Seller shall promptly give Purchaser written notice of such occurrence, and as soon thereafter as practicable shall provide Purchaser with an estimate made by an architect, engineer or contractor selected by Seller and reasonably acceptable to Purchaser of the cost and amount of time required to repair such damage.  The Closing Date shall become the later of the date set forth in Paragraph 7.1 and 25 days after Purchaser’s receipt of such estimate.  Notwithstanding the foregoing, if the extended Closing Date would cause the Closing Date to occur after the statutory time frame for Seller or Purchaser to effectuate a like-kind exchange of the Real Property, either party may terminate this Agreement in its entirety other than the Surviving Obligations upon written notice to the other party (and the Deposit shall be returned by Escrow Agent to Purchaser).
9.2Minor Damage.  If the estimated cost of repairing such damage is less than $75,000.00 and if the Tenants have the obligation to restore and the Lease remains unaffected by the casualty, then this Agreement shall remain in full force and effect and the parties shall proceed to Closing on the Closing Date as set forth in Paragraph 9.1 above and there shall be no reduction in the Purchase Price.
9.3Major Damage.  If (a) the estimated cost of such repairs is $75,000.00 or more, or (b) the Tenants do not have the obligation to restore or repair the damage, or (c) the Leases may

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be terminated as a result of such casualty, then Purchaser may, in any of such events, elect to terminate this Agreement in its entirety, in which event the Deposit shall be returned to Purchaser and both parties shall be relieved of any further obligations hereunder except for the Surviving Obligations; however, if Purchaser does not elect to so terminate this Agreement, then this Agreement shall remain in full force and effect and the parties shall proceed to Closing in accordance with Paragraph 9.1 above, and there shall be no reduction in the Purchase Price.
Article 10

Condemnation
10.1Notice of Condemnation.  If prior to Closing, Seller learns of any actual or threatened taking in condemnation or by eminent domain (or a sale in lieu thereof) of all or any portion of the Real Property, Seller will notify Purchaser promptly thereof.
10.2Termination.  Other than with respect to an Immaterial Taking (as defined below), any actual or threatened taking or condemnation for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Real Property between the date of this Agreement and the Closing Date shall, at Purchaser’s option, cause a termination of this Agreement.  The Closing Date shall become the later of the date set forth in Paragraph 7.1 or 25 days after Purchaser’s receipt of Seller’s notice given under Paragraph 10.1.  Notwithstanding the foregoing, if the extended Closing Date would cause the Closing Date to occur after the statutory time frame for Purchaser or Seller to effectuate a like-kind exchange of the Real Property, either party, at its option, may terminate this Agreement upon written notice to the other (and the Deposit shall be returned by Escrow Agent to Purchaser). The election to terminate provided hereby must be exercised by Purchaser (or will be deemed to have been waived) by notice to Seller to that effect given within 15 days following Purchaser’s receipt of Seller’s notice pursuant to Paragraph 10.1 above.  Upon delivery of such termination notice, the Deposit (or, if applicable, the pro rata portion thereof) shall be returned to Purchaser and both parties shall be relieved of any further obligations hereunder except for the Surviving Obligations.  If Purchaser shall not elect to so terminate this Agreement, or in the event of an Immaterial Taking, Seller shall be relieved of all obligations under this Agreement with respect to the portion of the Real Property so taken or condemned, but Purchaser will be entitled to receive all proceeds of any such taking or condemnation which Seller is entitled to receive under the Leases, and Seller agrees that it will not make any adjustment or settlement of any such taking or condemnation proceeding without Purchaser’s consent and will take at Closing all action necessary to assign its entire interest in such award to Purchaser.  Any taking or condemnation for any public or quasi-public purpose or use which does not affect access, reduce parking or take any part of the Improvements and which does not permit the Leases to be terminated, shall be deemed an “Immaterial Taking.”
Article 11

Remedies

[****]

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Article 12

Miscellaneous
12.1Brokers.  Seller and Purchaser each represent and warrant to the other that it has not negotiated or dealt with any real estate broker, salesperson or agent in connection with the making of this Agreement or the transaction contemplated hereby, or incurred any liability for the payment of any brokerage fee, commission or compensation to any such broker, salesperson or agent.  Seller and Purchaser agree to save and hold each other, and their respective shareholders, directors, officers, employees, agents, successors and assigns, free, clear and harmless from any claim, cost or expense, including reasonable attorneys’ fees, for or in connection with any breach of the representation and warranty made by each respective party in this Paragraph and any claim for commissions or compensation claimed or asserted by or through each respective party in connection with the transaction contemplated herein.  The provisions of this Paragraph 12.1 shall survive Closing or any termination of this Agreement.
12.2Entire Agreement.  No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.  This Agreement contains the entire agreement between the parties relating to the purchase and sale of the Property and supersedes all prior understandings and agreements between the parties, if any.  There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between the parties other than as herein set forth.
12.3Survival.  All of the parties’ representations, warranties, covenants and agreements hereunder, to the extent not fully performed or discharged by or through Closing, shall be deemed not merged into any instrument delivered at Closing and shall remain fully enforceable thereafter, except as otherwise expressly limited in this Agreement.
12.4Dates.  If any date set forth in this Agreement for the delivery of any document or the happening of any event should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.  For the purposes of this Agreement, (a) the term “Business Day” means any day other than a weekend or a day on which commercial banks are authorized or required to be closed in the State of Florida; and (b) the term “Effective Date” shall be the date of mutual execution and delivery of this Agreement by Purchaser and Seller.
12.5Governing Law; Venue.  This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.  Exclusive venue and exclusive personal jurisdiction for the settlement of any and all claims, controversies, or disputes arising out of or relating to any part of this Assignment or any breach hereof, shall be the courts in and for Volusia County, Florida.
12.6Notices.  All notices, demands or other communications required or permitted to be given hereunder shall be in writing and any and all such items shall be deemed to have been duly delivered upon personal delivery; or as of the immediately following business day after deposit for

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overnight delivery with Federal Express or a similar overnight courier service, addressed as follows; or at the time of delivery of an email, after transmission by email to the email address set forth below; provided, that in the case of email transmission, such notice shall be followed by U.S. Mail or one of the other means of notice as set forth in this subsection:
If to Purchaser:

c/o CTO Realty Growth, Inc. 1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida 32114 Attention: Steven R. Greathouse Telephone No.: (386) 944-5642 Email Address: sgreathouse@ctlc.com with a copy to:

c/o CTO Realty Growth, Inc. 1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida 32114 Attention: Teresa J. Thornton-Hill, Esq. Telephone No.: (386) 944-5638 Email Address: tthorntonhill@ctlc.com and a copy to:

[****]

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If to Seller:

c/o CTO Realty Growth, Inc. 1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida 32114 Attention: Steven R. Greathouse Telephone No.: (386) 944-5642 Email Address: sgreathouse@ctlc.com with a copy to:

c/o CTO Realty Growth, Inc. 1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida 32114 Attention: Teresa J. Thornton-Hill, Esq. Telephone No.: (386) 944-5638 Email Address: tthorntonhill@ctlc.com and a copy to:

[****]

Any telephone numbers provided above are provided for convenience only, and oral communications shall in no event constitute notice hereunder.  Any address fixed pursuant to the foregoing may be changed by the addressee by notice given pursuant to this Paragraph.  The attorneys identified above for Seller and Purchaser may provide any notice on behalf of such attorney’s client.

Article 13
13.1Headings.  The paragraph headings which appear in some of the Paragraphs of this Agreement are for purposes of convenience and reference and are not in any sense to be construed as modifying the Paragraphs in which they appear.
13.2Construction.  The parties acknowledge that they have reviewed and revised this Agreement, and their counsel has done or has had the opportunity to do the same, and agree that the common rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
13.3Assignment.  Purchaser may not assign this Agreement without Seller’s prior written approval, other than to an Affiliate; provided, that such Affiliate shall severally assume in writing the obligations and liabilities of Purchaser under this Agreement.  Notwithstanding such assignment, Purchaser shall not be relieved of any liability or obligation hereunder.  For the purposes of this Agreement, the term “Affiliate” shall mean any person or entity which, directly or

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indirectly, controls, is controlled by, or is under common control with Purchaser.  “Control” as used in the definition of Affiliate shall mean the possession, direct or indirect, or the power to direct or cause the direction, of the management and policies of such controlled person or entity.
13.4Confidentiality.

[****]

13.5Section 1031 Exchange.  Purchaser and Seller agree that, at either party’s election, this transaction shall be structured as an exchange of like-kind properties under Section 1031 of the Internal Revenue Code and the regulations and proposed regulations thereunder.  The party so electing shall be known as the “Electing Party,” and the other party shall be known as the “Non-Electing Party.”  The parties agree that if either party wishes to make such election, it must do so on or prior to the Closing Date.  If the Electing Party so elects, the Non-Electing Party shall cooperate with the Electing Party and execute documentation that may be reasonably requested in connection with any exchange; it being understood, however, that the Non-Electing Party shall not be required to take title to any other property as part of the Section 1031 exchange.  The Electing Party shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall indemnify, defend and hold harmless the Non-Electing Party from and against any and all liability, claims, damages and expenses (including reasonable attorneys’ fees and costs but excluding any attorneys’ fees and expenses incurred by the Non-Electing Party in connection with its review of the documents reasonably necessary to effect the Electing Party’s exchange) actually incurred by the Non-Electing Party and arising out of such Section 1031 exchange.  The foregoing indemnity shall survive any termination of this Agreement. Purchaser acknowledges and agrees, as part of Seller’s 1031 Exchange, the Purchaser may be required to wire the closing funds to the Title Company and not Escrow Agent, since Escrow Agent represents Seller in this transaction.
13.6AS IS.  PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR SELLER’S EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, PURCHASER IS FULLY RELYING ON PURCHASER’S (OR PURCHASER’S REPRESENTATIVES’) INSPECTIONS, EXAMINATIONS AND EVALUATIONS OF THE PROPERTY AND NOT UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES, AGENTS OR ATTORNEYS.  WITHOUT LIMITING THE EFFECTIVENESS OF SELLER’S EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER HAS (OR PURCHASER’S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WILL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), AND PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR SELLER’S EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES SET

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FORTH IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, PURCHASER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY AND IS QUALIFIED TO MAKE SUCH INSPECTION, EXAMINATION AND EVALUATION.  AS A MATERIAL PART OF THE CONSIDERATION OF THIS AGREEMENT AND THE PURCHASE OF THE PROPERTY, PURCHASER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW.  WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES AGREE THAT, EXCEPT FOR SELLER’S EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, THE SALE OF THE PROPERTY IS WITHOUT ANY WARRANTY, AND THAT SELLER HAS MADE NO, AND EXPRESSLY AND SPECIFICALLY DISCLAIMS ANY AND ALL, REPRESENTATIONS, GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW OR RELATING TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, OF OR RELATING TO: (A) THE OWNERSHIP, USE, INCOME, POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR A PARTICULAR PURPOSE; (B) THE NATURE, MANNER, OR CONDITION (PHYSICAL, STRUCTURAL OR OTHERWISE) OF THE PROPERTY, OR THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT; (C) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, OR THE COMPLIANCE OF THE PROPERTY WITH ALL REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, INCLUDING, BUT NOT LIMITED TO, ENVIRONMENTAL LAWS; AND (D) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON OR UNDER THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

Furthermore, except for any claim the Purchaser may have as a result of the breach by the Seller of any express representation or warranty of Seller set forth herein, Purchaser does hereby release and forever discharge Seller, its directors, shareholders, officers, employees, legal representatives, agents and assigns, from any and all actions, causes of action, claims and demands for, upon or by reason of any damage, loss or injury which heretofore have been or which hereafter may be sustained by Purchaser resulting from or arising out of the presence of any hazardous materials or other environmental contamination on or in the vicinity of the Property, including the soil and/or groundwater (hereinafter referred to as the “Claims”).  PURCHASER EXPRESSLY WAIVES, WITHOUT LIMITATION, ANY CLAIMS FOR CONTRIBUTION UNDER THE FEDERAL COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, UNLESS RESULTING FROM THE ACTS OR OMISSIONS

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OF SELLER, DURING ITS PERIOD OF OWNERSHIP OF THE PROPERTY (AND NOT CAUSED BY THE PURCHASER FOLLOWING THE CLOSING).  This release applies to all such Claims whether the actions causing the presence of hazardous materials on or in the vicinity of the Property occurred before or after the Closing.  This release extends and applies to, and also covers and includes, all statutory or common law Claims the Purchaser may have against the Seller.  The provisions of any State, Federal, or Local law or statute providing in substance that releases shall not extend to claims, demands, injuries or damages which are unknown or unsuspected to exist at the time, to the person executing such release, are hereby expressly waived.

13.7Successors and Assigns.  Subject to Paragraph 13.3 and Paragraph 13.5 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
13.8No Recording.  Neither Seller nor Purchaser shall record this Agreement or any memorandum hereof in the real property records of the county in which the Real Property is located.
13.9Counterparts; Delivery.  This Agreement may be executed in counterparts, a complete set of which shall be deemed a single instrument.  Executed signature pages sent by telecopy or email PDF shall be effective for purposes of executing and delivering this Agreement.
13.10Radon.  With respect to that portion of the Property located in Florida, Seller hereby discloses that radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.

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IN WITNESS WHEREOF, Purchaser has caused this Agreement to be executed on the date set forth below, but effective as of the Effective Date.

PURCHASER:

ALPINE INCOME PROPERTY OP, LP,

a Delaware limited partnership

By:Alpine Income Property GP, LLC,

a Delaware limited liability company,

its general partner

By:Alpine Income Property Trust, Inc.,

a Maryland corporation,

its sole member

By: /s/ Steven R. Greathouse

Name: _Steven R. Greathouse

Title: Chief Investment Officer

Date: April 2, 2021

[Signatures Continue on Following Page]

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IN WITNESS WHEREOF, Seller has caused this Agreement to be executed on the date set forth below, but effective as of the Effective Date.

SELLER:

BLUEBIRD ARROWHEAD PHOENIX LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By: /s/ Steven R. Greathouse____

Name: _Steven R. Greathouse___

Title: _Chief Investment Officer__

[Signatures Continue on Following Page]

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SELLER:

GOLDEN ARROW CLERMONT FL LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By: /s/ Steven R. Greathouse____

Name: _Steven R. Greathouse___

Title: _Chief Investment Officer__

[Signatures Continue on Following Page]

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SELLER:

BLUEBIRD GERMANTOWN MD LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By: /s/ Steven R. Greathouse____

Name: _Steven R. Greathouse___

Title: _Chief Investment Officer__

[Signatures Continue on Following Page]

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SELLER:

GOLDEN ARROW CHARLOTTE NC LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By: /s/ Steven R. Greathouse____

Name: _Steven R. Greathouse___

Title: _Chief Investment Officer__

[Signatures Continue on Following Page]

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SELLER:

CTLC GOLDEN ARROW KATY LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By: /s/ Steven R. Greathouse____

Name: _Steven R. Greathouse___

Title: _Chief Investment Officer__

[Signatures Continue on Following Page]

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SELLER:

BLUEBIRD RENTON WA LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By: /s/ Steven R. Greathouse____

Name: _Steven R. Greathouse___

Title: _Chief Investment Officer__

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ESCROW AGENT

The undersigned joins herein for the purpose of agreeing to serve as Escrow Agent, subject to the provisions of this Agreement.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation

By: /s/ Scott Brown
Name: _Scott A. Brown______________________
Title: _Commercial Closer____________________
Date Signed: _April 2, 2021

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EXHIBIT A

LEGAL DESCRIPTION / PROPERTY ADDRESS

19935 Katy Freeway, Houston, Texas

ALL OF RERSERVE "A" BLOCK2 OF GREEN TREE CENTER, SECTION 5, AN ADDITION IN HARRIS COUNTY, TEXAS ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO. 382038 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, AND ALSO CBEING DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEING A TRACT OR PARCEL CONTAINING 15.475 ACRES (674,078 SQUARE FEET) OF LAND SITUATED IN THE W.C.R.R. CO. SURVEY, ABSTRACT NUMBER 1371, HARRIS COUNTY, TEXAS; BEING ALL OF RESTRICTED RESERVE "A", BLOCK 2 OF GREEN TREE CENTER, SECTION FIVE, A SUBDIVISION OF RECORD AT FILM CODE NUMBER 382038, HARRIS COUNTY MAP RECORDS, AND BEING ALL OF A TRACT CONVEYED TO INLAND SOUTHEAST KATY LIMITED PARTNERSHIP BY DEED RECORDED UNDER HARRIS COUNTY CLERK'S FILE (H.C.C.F.) NUMBER W999263; SAID 15.475 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS (BEARINGS ARE ORIENTED TO THE BEARING BASE REFLECTED IN THE RECORD PLAT OF GREEN TREE CENTER - SECTION FIVE):

BEGINNING AT A 3/4-INCH IRON ROD FOUND IN THE SOUTHERLY RIGHT-OF-WAY (R.O.W.) LINE OF INTERSTATE HIGHWAY 10 (WIDTH VARIES), MARKING THE NORTHEASTERLY CORNER OF RESTRICTED RESERVE "C" OF SAID BLOCK 2 AND MARKING THE MOST NORTHERLY NORTHWEST CORNER OF SAID RESTRICTED RESERVE "A" AND THE HEREIN DESCRIBED TRACT;

THENCE, IN AN EASTERLY DIRECTION ALONG THE SOUTHERLY R.O.W. LINE OF SAID INTERSTATE HIGHWAY 10, THE FOLLOWING COURSES:

NORTH 85°10'13" EAST, A DISTANCE OF 608.15 FEET TO A 5/8-INCH IRON ROD FOUND MARKING AN ANGLE POINT;

NORTH 86°56'43" EAST, A DISTANCE OF 142.68 FEET TO A 5/8-INCH IRON ROD WITH PLASTIC CAP STAMPED "TERRA SURVEYING" SET MARKING THE NORTHWESTERLY CORNER OF RESTRICTED RESERVE "B" OF SAID BLOCK 2 AND MARKING THE NORTHEASTERLY CORNER OF SAID RESTRICTED RESERVE "A" AND THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 04°40'31" EAST, DEPARTING SAID SOUTHERLY R.O.W. LINE AND ALONG THE COMMON LINE OF SAID RESTRICTED RESERVES "A" AND "B", A DISTANCE OF 728.36 FEET TO A 5/8-INCH IRON ROD WITH PLASTIC CAP STAMPED "TERRA SURVEYING" FOUND MARKING THE SOUTHWESTERLY CORNER OF SAID RESTRICTED RESERVE "B", MARKING THE NORTHWESTERLY CORNER OF A CALLED 180.8152 ACRE TRACT CONVEYED TO SECOND BAPTIST CHURCH BY

(Legal description continues on the following page)

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(Legal description continues on the following page)

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2201 W. W.T. Harris Blvd., Charlotte, North Carolina

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17615 140th Ave. S.E., Renton, Washington

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17510 N. 75th Ave., Glendale, Arizona

(Legal description continues on the following page)

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(Legal descriptions continue on the following page)

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20926 Frederick Road, Germantown, Maryland

(Legal descriptions continue on the following page)

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2590 E. Highway 50, Clermont, Florida

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EXHIBIT B-1

FORM OF TEXAS SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED WITHOUT WARRANTY

STATE OF TEXAS§

§KNOW ALL PERSONS BY THESE PRESENTS THAT:

COUNTY OF HARRIS§

CTLC GOLDEN ARROW KATY LLC, a Delaware limited liability company, having an address of 1140 N. Williamson Blvd. Suite 140, Daytona Beach, Florida 32114 (“Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership, having an address of 1140 N. Williamson Blvd. Suite 140, Daytona Beach, Florida 32114, the real property described in Exhibit A attached hereto, together with the buildings and improvements thereon, and all appurtenances of said real property, including easements or rights-of-way relating thereto, and all right, title, and interest, if any, of Grantor in and to the land lying within any street or roadway adjoining said real property or any vacated or hereafter vacated street or alley adjoining said real property (collectively, the “Property”).

This conveyance is made and accepted subject to all reservations, covenants, conditions, restrictions, easements, rights of way, liens, encumbrances and other matters, whether or not of record, but only to the extent that the same are validly existing and affect the Property (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, unto Grantee and its successors and assigns forever, BUT THIS DEED IS MADE WITHOUT WARRANTY BY GRANTOR.

[Remainder of Page Intentionally Left Blank]

B-1

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IN WITNESS WHEREOF, this Deed Without Warranty has been executed by Grantor to be effective as of ___________________, 2021.

Signed, sealed and delivered in the presence of these witnesses: Print Name: Print Name:

GRANTOR:

CTLC GOLDEN ARROW KATY LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:________________________

Name:_____________________

Title:______________________

STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ___ day of   , 2021, by    , as     CTO Realty Growth, Inc., a Maryland corporation, successor-by-merger with CTO Realty Growth, Inc., a Florida corporation, f/k/a Consolidated-Tomoka Land Co., as the sole member of Golden Arrow 6 LLC, a Delaware limited liability company, as the sole member of CTLC GOLDEN ARROW KATY LLC, a Delaware limited liability company, on behalf of the company.  He ☐ is personally known to me, or ☐ produced ______________ as identification.

[NOTARY SEAL]	Notary Public Signature Typed/Printed Notary Name Commission No. My Commission Expires:

B-2

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EXHIBIT B-2

FORM OF NORTH CAROLINA SPECIAL WARRANTY DEED

NORTH CAROLINA NON-WARRANTY DEED

Excise Tax:  Parcel Identifier No.: 02703119

This instrument was prepared by:

Joaquin E. Martinez, Esq.

Lowndes, Drosdick, Doster,

Kantor & Reed, P.A.

215 North Eola Drive,

Orlando, FL 32801

Under the supervision of:

Poyner Spruill LLP

301 Fayetteville Street, Suite 1900

Raleigh, NC 27601

Mail after recording to: Grantee

Brief Description for the Index: 6.88 acres, adjoining West W.T. Harris Blvd., Mecklenberg County

THIS SPECIAL WARRANTY DEED is made this ____ day of _________________, 2021, by GOLDEN ARROW CHARLOTTE NC LLC, a Delaware limited liability company (the “Grantor”), with an office address c/o CTO Realty Growth, Inc., 1140 North Williamson Boulevard, Suite 140, Daytona Beach, FL 32114, to ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership (the “Grantee”), with an office address c/o CTO Realty Growth, Inc., 1140 North Williamson Boulevard, Suite 140, Daytona Beach, FL 32114.  The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for and in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, has and by these presents does grant, bargain, sell, alien, remise, release, convey and confirm all of its interests unto the Grantee, in fee simple, all that certain lot or parcel of land situated in Mecklenberg, North Carolina, more particularly described in Exhibit “A” attached hereto together

B-3

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with all improvements thereon, and by this reference made a part hereof, subject to all matters of record encumbering the property hereby conveyed.

All or a portion of the property herein conveyed does not include the primary residence of Grantor.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land in fee simple forever, TOGETHER, with all the tenements, hereditaments, privileges and appurtenances thereto belonging or in anywise appertaining.

AND, except for all matters of record encumbering the property hereby conveyed, the Grantor hereby covenants with said Grantee that (i) said land is free from encumbrances made by Grantor, (ii) Grantor has done nothing to impair such title as Grantor received, and (iii) Grantor will warrant and defend the title against the lawful claims of all persons claiming by, through or under the said Grantor, but against none other.

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B-4

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IN WITNESS WHEREOF, Grantors have executed the foregoing as of the day and year first above written.

Signed, sealed and delivered in the presence of these witnesses: Print Name: Print Name:

GRANTOR:

GOLDEN ARROW CHARLOTTE NC LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:________________________

Name:_____________________

Title:______________________

STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ___ day of   , 2021, by    , as     CTO Realty Growth, Inc., a Maryland corporation, successor-by-merger with CTO Realty Growth, Inc., a Florida corporation, f/k/a Consolidated-Tomoka Land Co., as the sole member of Golden Arrow 6 LLC, a Delaware limited liability company, as the sole member of GOLDEN ARROW CHARLOTTE NC LLC, a Delaware limited liability company, on behalf of the company.  He ☐ is personally known to me, or ☐ produced ______________ as identification.

[NOTARY SEAL]	Notary Public Signature Typed/Printed Notary Name Commission No. My Commission Expires:

B-5

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EXHIBIT B-3

FORM OF WASHINGTON SPECIAL WARRANTY DEED

SPECIAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS, THAT BLUEBIRD RENTON WA LLC, a Delaware limited liability company (hereinafter called “Grantor”) for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration paid to Grantor by ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership (hereinafter called “Grantee”), which has an office at 1140 N. Williamson Blvd. Suite 140, Daytona Beach, Florida 32114, the receipt and sufficiency of which are hereby fully acknowledged and confessed by Grantor, has GRANTED, BARGAINED, SOLD AND CONVEYED and, by these presents, does GRANT, BARGAIN, SELL and CONVEY to Grantee the real property situated in King County, Washington, described on Exhibit “A” attached hereto and incorporated herein by reference (the “Land”), together with all improvements, rights, benefits, privileges, easements, tenements, and appurtenances thereon and pertaining thereto (said real property, together with such rights, appurtenances, interests and improvements being collectively called the “Property”).

However, this conveyance is made subject to the following (collectively, the “Permitted Encumbrances”):  (i) the liens securing standby fees, taxes and assessments by any taxing authority for the current year and subsequent years (the “Ad Valorem Taxes”), (ii) all applicable zoning rules and regulations; (iii) such state of facts as would be disclosed by an accurate survey and inspection of the real property conveyed pursuant to the Deed; and (iv) the matters identified on Exhibit “B”.  Grantee by acceptance of delivery of this deed assumes and agrees to pay the Ad Valorem Taxes.

TO HAVE AND TO HOLD the Property, subject as aforesaid, unto Grantee, Grantee’s successors, legal representatives and/or assigns forever, and Grantor does hereby bind himself, his successors and legal representatives, to WARRANT AND FOREVER DEFEND all and singular the Property unto said Grantee, Grantee’s successors, legal representatives and/or assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Encumbrances.

[Signature on following page]

B-6

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IN WITNESS WHEREOF, this Special Warranty Deed is made and executed by Grantor on this_____ day of ______, 2021.

GRANTOR:

BLUEBIRD RENTON WA LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:________________________

Name:_____________________

Title:______________________

STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ___ day of   , 2021, by    , as     CTO Realty Growth, Inc., a Maryland corporation, successor-by-merger with CTO Realty Growth, Inc., a Florida corporation, f/k/a Consolidated-Tomoka Land Co., as the sole member of Golden Arrow 6 LLC, a Delaware limited liability company, as the sole member of BLUEBIRD RENTON WA LLC, a Delaware limited liability company, on behalf of the company.  He ☐ is personally known to me, or ☐ produced ______________ as identification.

[NOTARY SEAL]	Notary Public Signature Typed/Printed Notary Name Commission No. My Commission Expires:

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EXHIBIT B-4

FORM OF ARISONA SPECIAL WARRANTY DEED

Recording requested by

and when recorded please return to:

______________________________________________________________________________

SPECIAL WARRANTY DEED

For the consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned BLUEBIRD ARROWHEAD PHOENIX LLC, an Delaware limited liability company, the Grantor, does hereby convey to ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership, the Grantee, its successors and assign, the following real property situated in Maricopa County, Arizona (“Property”), together with all rights and privileges appurtenant thereto and any improvements located thereon, including, without limitation, all of Grantor's right, title and interest, if any, in and to oil, gas, mineral, development, air and water rights related thereto.

SEE EXHIBIT "1" ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

AND, the Grantor hereby binds itself and its successors to warrant and defend the title as against all acts of the Grantor herein and no other, subject only to those matters set forth on Exhibit “2”, attached hereto and incorporated herein by this reference, and all matters of record.

DATED: __________, 2021

[Balance of the Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Grantor has caused its name to be hereunto subscribed on the day and year first above written.

GRANTOR:

BLUEBIRD ARROWHEAD PHOENIX LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:________________________

Name:_____________________

Title:______________________

STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ___ day of   , 2021, by    , as     CTO Realty Growth, Inc., a Maryland corporation, successor-by-merger with CTO Realty Growth, Inc., a Florida corporation, f/k/a Consolidated-Tomoka Land Co., as the sole member of Golden Arrow 6 LLC, a Delaware limited liability company, as the sole member of BLUEBIRD ARROWHEAD PHOENIX LLC, a Delaware limited liability company, on behalf of the company.  He ☐ is personally known to me, or ☐ produced ______________ as identification.

[NOTARY SEAL]	Notary Public Signature Typed/Printed Notary Name Commission No. My Commission Expires:

10808008

EXHIBIT B-5

FORM OF MARYLAND SPECIAL WARRANTY DEED

Special Warranty Deed

THIS DEED, made as of the ___ day of _________, 2021, by and between BLUEBIRD GERMANTOWN MD LLC, a Delaware limited liability company (“Grantor”), having an address 1140 N. Williamson Blvd. Suite 140, Daytona Beach, Florida 32114, and ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership (“Grantee”), having an address 1140 N. Williamson Blvd. Suite 140, Daytona Beach, Florida 32114.

WITNESSETH, that in consideration of the payment by Grantee to Grantor of the sum of TEN AND NO/100 DOLLARS ($10.00), the receipt and adequacy of which are hereby acknowledged by Grantor, Grantor hereby GRANTS and CONVEYS to Grantee and Grantee's successors and assigns, in fee simple, all that lot or parcel of ground situate and lying in Montgomery County, Maryland, which is described in Exhibit A attached hereto, together with the buildings and improvements thereupon, and all and every of the rights, alleys, ways, waters, privileges, appurtenances and advantages, to the same belonging, or anywise appertaining (“Property”).

TO HAVE AND TO HOLD the Property unto and to the proper use and benefit of Grantee and Grantee's successors and assigns, in fee simple.

AND BEING, the same property conveyed to Grantor by Special Warranty Deed from U.S. Bank National Association, dated September 13, 2013, and recorded September 25, 2013 among the Land Records of Montgomery County, Maryland, in Liber 47741 at folio 369.

SUBJECT TO THE OPERATION AND EFFECT of the instruments and matters shown on Exhibit B, attached hereto, to the extent the same by their terms affect the Property (“Permitted Exceptions”).

GRANTOR does hereby covenant with Grantee that, subject to the Permitted Exceptions, Grantor will warrant specially the Property.

OTHER THAN THE SPECIAL WARRANTY OF TITLE SET FORTH IN THIS DEED AND AS EXPRESSLY STATED IN THE AGREEMENT OF PURCHASE AND SALE WHEREBY GRANTEE AGREED TO PURCHASE FROM GRANTOR (THE “AGREEMENT”), AND GRANTOR AGREED TO SELL TO GRANTEE, THE PROPERTY, GRANTOR CONVEYS THE PROPERTY TO GRANTEE AND BY ACCEPTING THIS DEED, GRANTEE ACCEPTS THE PROPERTY AS-IS, WHERE-IS, WITH ALL FAULTS AND GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PHYSICAL CONDITION OR ANY OTHER ASPECT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (I) THE STRUCTURAL INTEGRITY OF ANY IMPROVEMENTS ON THE PROPERTY, (II) THE MANNER, CONSTRUCTION, CONDITION, AND STATE OF REPAIR OR LACK OF REPAIR OF ANY OF SUCH IMPROVEMENTS, (Ill) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY

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PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR WHICH MAY BE PROVIDED TO GRANTEE, (IV) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING CODE REQUIREMENTS OR THE COMPLIANCE WITH ANY OTHER LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, (V) THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF THE PROPERTY, (VI) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION, OR OTHERWISE, (VII) THE EXISTENCE OF SOIL INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, SUSCEPTIBILITY TO LANDSLIDES, SUFFICIENCY OF UNDERSHORING, SUFFICIENCY OF DRAINAGE, (VIII) WHETHER THE PROPERTY IS LOCATED WHOLLY OR PARTIALLY IN A FLOOD PLAIN OR A FLOOD HAZARD BOUNDARY OR SIMILAR AREA, (IX) THE EXISTENCE OR NONEXISTENCE OF ASBESTOS, UNDERGROUND OR ABOVE GROUND STORAGE TANKS, HAZARDOUS WASTE OR OTHER TOXIC OR HAZARDOUS MATERIALS OF ANY KIND OR ANY OTHER ENVIRONMENTAL CONDITION OR WHETHER THE PROPERTY IS IN COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS, (X) THE PROPERTY'S INVESTMENT POTENTIAL OR RESALE POTENTIAL AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, (XI) ANY TAX CONSEQUENCES OF OWNERSHIP OF THE PROPERTY OR (XII) ANY OTHER MATTER WHATSOEVER AFFECTING THE STABILITY, INTEGRITY, FITNESS FOR USE OR OTHER CONDITION OR STATUS OF THE LAND OR ANY BUILDINGS OR IMPROVEMENTS SITUATED ON ALL OR PART OF THE PROPERTY (COLLECTIVELY, THE “PROPERTY CONDITIONS”), AND BY ACCEPTING THIS DEED, GRANTEE HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY AND ALL ACTUAL OR POTENTIAL RIGHTS GRANTEE MIGHT HAVE REGARDING ANY FORM OF WARRANTY, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO THE PROPERTY, ITS IMPROVEMENTS OR THE PROPERTY CONDITIONS, SUCH WAIVER BEING ABSOLUTE, COMPLETE, TOTAL AND UNLIMITED IN ANY WAY, EXCEPT TO THE EXTENT OTHERWISE PROVIDED IN THE AGREEMENT.

[Signatures on Following Pages]

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WITNESS the hand and seal of Grantor.

WITNESS: [Print Name] [SEAL]

GRANTOR:

BLUEBIRD GERMANTOWN MD LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:

Name:

Title:

[Acknowledgment Page Follows]

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STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ___ day of   , 2021, by    , as     CTO Realty Growth, Inc., a Maryland corporation, successor-by-merger with CTO Realty Growth, Inc., a Florida corporation, f/k/a Consolidated-Tomoka Land Co., as the sole member of Golden Arrow 6 LLC, a Delaware limited liability company, as the sole member of BLUEBIRD GERMANTOWN MD LLC, a Delaware limited liability company, on behalf of the company.  He ☐ is personally known to me, or ☐ produced ______________ as identification.

[NOTARY SEAL]	Notary Public Signature Typed/Printed Notary Name Commission No. My Commission Expires:

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EXHIBIT B-6

FORM OF FLORIDA SPECIAL WARRANTY DEED

This instrument prepared by and should be returned to: Joaquin E. Martinez, Esq. Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 N. Eola Drive Orlando, Florida 32801 Parcel Identification No.:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED made this ____ day of    , 2021, by GOLDEN ARROW CLERMONT FL LLC, a Delaware limited liability company (the “Grantor”), whose mailing address is 1140 N. Williamson Blvd. Suite 140, Daytona Beach, Florida 32114, to ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership (the “Grantee”), whose mailing address is 1140 N. Williamson Blvd. Suite 140, Daytona Beach, Florida 32114 (wherever used herein, the terms “Grantor” and “Grantee” include all the parties to this instrument and the heirs, legal representatives and assigns of individuals, and the successors and assigns of corporations):

W I T N E S S E T H:

That Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto the Grantee all that certain real property together with the building, fixtures and improvements thereon located in Lake County, State of Florida, and is described in Exhibit A attached hereto and incorporated herein by reference (the “Property”).

TOGETHER, with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.  This conveyance is being made by Grantor subject to assessments and taxes accruing subsequent to December 31, 20__, and all easements, restrictions, rights, reservations, encumbrances described in Exhibit B, attached hereto and incorporated herein (the “Permitted Exceptions”) (the references to which shall not operate to reimpose same).

TO HAVE AND TO HOLD, the same in fee simple forever.

AND the Grantor hereby warrants the title to said land and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor but none others.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Grantor has caused the deed to be executed and delivered the day and year first above written.

Signed, sealed and delivered in the presence of these witnesses: Print Name: Print Name:

GRANTOR:

GOLDEN ARROW CLERMONT FL LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:________________________

Name:_____________________

Title:______________________

STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ___ day of   , 2021, by    , as     CTO Realty Growth, Inc., a Maryland corporation, successor-by-merger with CTO Realty Growth, Inc., a Florida corporation, f/k/a Consolidated-Tomoka Land Co., as the sole member of Golden Arrow 6 LLC, a Delaware limited liability company, as the sole member of GOLDEN ARROW CLERMONT FL LLC, a Delaware limited liability company, on behalf of the company.  He ☐ is personally known to me, or ☐ produced ______________ as identification.

[NOTARY SEAL]	Notary Public Signature Typed/Printed Notary Name Commission No. My Commission Expires:

Exhibit A – Legal Description

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Exhibit B - Permitted  Exceptions

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EXHIBIT C

QUIT CLAIM BILL OF SALE

BLUEBIRD ARROWHEAD PHOENIX LLC, a Delaware limited liability company, GOLDEN ARROW CLERMONT FL LLC, a Delaware limited liability company, BLUEBIRD GERMANTOWN MD LLC, a Delaware limited liability company, GOLDEN ARROW CHARLOTTE NC LLC, a Delaware limited liability company, CTLC GOLDEN ARROW KATY LLC, a Delaware limited liability company, and BLUEBIRD RENTON WA LLC, a Delaware limited liability company  (collectively, the “Seller” or “Sellers”), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration received, does hereby sell, assign, grant and convey to ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership (the “Purchaser”), all equipment, supplies, furniture, fixtures, furnishings, appliances and other personal property (the “Personal Property”) owned by Seller and used in connection with the maintenance and operation of the real property described on Exhibit A attached hereto.

This bill of sale is made without representation, warranty or recourse, and conveys only the interest, if any, of Seller in the Personal Property.  The Personal Property is conveyed to Purchaser “AS IS, WHERE IS.”

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed effective as of the _____ day of ____________, 2021.

SELLER: [TO BE INSERTED]

Exhibit A – Legal Description

C-1

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EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into effective as of the ______ day of ____________, 2021, by and between BLUEBIRD ARROWHEAD PHOENIX LLC, a Delaware limited liability company, GOLDEN ARROW CLERMONT FL LLC, a Delaware limited liability company, BLUEBIRD GERMANTOWN MD LLC, a Delaware limited liability company, GOLDEN ARROW CHARLOTTE NC LLC, a Delaware limited liability company, CTLC GOLDEN ARROW KATY LLC, a Delaware limited liability company, and BLUEBIRD RENTON WA LLC, a Delaware limited liability company (collectively, “Assignor”), and ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership (“Assignee”).

Recitals

This Assignment is made with respect to the following facts:

A.Assignor has as of the date hereof conveyed to Assignee the real property described on Exhibit A attached hereto and made a part hereof (the “Real Property”).
B.The Real Property is subject to the lease agreement identified on Exhibit B (such lease agreements, together with all rent, income and proceeds arising therefrom being hereinafter referred to as the “Leases”).
C.In connection with the conveyance of the Real Property, Assignor has agreed to assign all of its right, title and interest in and to the Leases to Assignee, and Assignee has agreed to assume and perform all of Assignor’s liabilities and obligations arising under the Leases from and after the date hereof.

Assignment

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assignment.  Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest as landlord or lessor in, to and under the Leases; provided, that Assignor reserves the right to receive and collect any rents due from the tenant under the Leases prior to the date hereof.
2.Indemnity by Assignor.  Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations of the landlord or lessor under the Leases and relating to periods prior to the date hereof.

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3.Assumption.  Assignee hereby assumes all liabilities and obligations of Assignor under the Leases which relate to the periods from and after the date hereof and agrees (a) to perform all obligations of Assignor, as the landlord or lessor under the Leases which are to be performed or which become due on or after the date hereof; and (b) to repay or account for any security deposits paid by the tenant under the Leases to the extent the same has been transferred or credited to Assignee by Assignor.
4.Indemnity by Assignee.  Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignor as a result of or in connection with any liabilities or obligations of Assignee, as the landlord or lessor under the Leases and relating to periods from and after the date hereof.
5.Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties’ respective successors and assigns.
6.Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed a duplicate original.

[remainder of page blank; signatures follow]

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IN WITNESS WHEREOF, the Assignor has executed this Assignment as of the date set forth above.

ASSIGNOR: [TO BE INSERTED]

STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ___ day of   , 2021, by    , as     CTO Realty Growth, Inc., a Maryland corporation, successor-by-merger with CTO Realty Growth, Inc., a Florida corporation, f/k/a Consolidated-Tomoka Land Co., as the sole member of Golden Arrow 6 LLC, a Delaware limited liability company, as the sole member of ____________________________, a Delaware limited liability company, on behalf of the company.  He ☐ is personally known to me, or ☐ produced ______________ as identification.

[NOTARY SEAL]	Notary Public Signature Typed/Printed Notary Name Commission No. My Commission Expires:

10808008

IN WITNESS WHEREOF, THE Assignee has executed this Assignment as of the date set forth above.

ASSIGNEE:

PURCHASER:

ALPINE INCOME PROPERTY OP, LP,

a Delaware limited partnership

By:Alpine Income Property GP, LLC,

a Delaware limited liability company,

its general partner

By:Alpine Income Property Trust, Inc.,

a Maryland corporation,

its sole member

By:

Name:

Title:

STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ___ day of   , 2021, by    , as     CTO Realty Growth, Inc., a Maryland corporation, successor-by-merger with CTO Realty Growth, Inc., a Florida corporation, f/k/a Consolidated-Tomoka Land Co., as the sole member of Golden Arrow 6 LLC, a Delaware limited liability company, as the sole member of ____________________________, a Delaware limited liability company, on behalf of the company.  He ☐ is personally known to me, or ☐ produced ______________ as identification.

[NOTARY SEAL]	Notary Public Signature Typed/Printed Notary Name Commission No. My Commission Expires:

Exhibit A – Legal Description

Exhibit B – Leases

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EXHIBIT E

QUIT CLAIM GENERAL ASSIGNMENT

THIS QUIT CLAIM GENERAL ASSIGNMENT (this “Assignment”) is made as of __________, 2021, by and between BLUEBIRD ARROWHEAD PHOENIX LLC, a Delaware limited liability company, GOLDEN ARROW CLERMONT FL LLC, a Delaware limited liability company, BLUEBIRD GERMANTOWN MD LLC, a Delaware limited liability company, GOLDEN ARROW CHARLOTTE NC LLC, a Delaware limited liability company, CTLC GOLDEN ARROW KATY LLC, a Delaware limited liability company, and BLUEBIRD RENTON WA LLC, a Delaware limited liability company (collectively, “Assignor”), and ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership (“Assignee”).

Recitals

This Assignment is made with respect to the following facts:

A.Assignor has this date conveyed to Assignee the real property legally described in Exhibit A attached hereto (the “Real Property”).
B.In connection with its conveyance of the Real Property to Assignee, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to certain property and contract rights and other matters more fully described below.

Assignment

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assignment.  Assignor hereby transfers, grants, conveys and assigns to Assignee all of Assignor’s right, title and interest, if any, without warranty, representation or recourse, in and to the following:
(a)The contracts and contract rights specified on Exhibit B attached hereto (the “Contracts”), to the extent such rights are assignable;
(b)Any and all unexpired warranties, guaranties and sureties relating to the Real Property, to the extent the same are assignable;
(c)Any and all governmental permits, licenses, certificates and authorizations, relating to the use or operation of the Real Property, to the extent that they are assignable and only to the extent that they relate to the Real Property;
(d)Any and all signs, logos, trade names, trademarks or styles relating to the Real Property owned by Assignor and all other intangible personal property owned by Assignor in connection with the Real Property, including, but not limited to brochures,

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manuals, lists of prospective tenants, advertising materials and assignable telephone numbers, plans, specifications, drawings, approvals, reports and studies; and
(e)Any and all other rights, privileges and appurtenances owned by Assignor and in any way related to, or used in connection with the operation of the Real Property.
2.Indemnity by Assignor.  Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations of Assignor under the Contracts relating to periods prior to the date hereof or under other contracts relating to or affecting the Real Property or the Personal Property (as defined in the Purchase Contract) that Assignor was obligated to terminate pursuant to the terms of the Purchase and Sale Agreement between Assignor and Assignee, dated __________, 2021 (“Purchase Contract”).
3.Assumption.  Assignee hereby assumes all liability and obligations of Assignor under the Contracts which relate to the periods from and after the date hereof and agrees to perform all obligations of Assignor under the Contracts which are to be performed or which become due on or after the date hereof.
4.Indemnity by Assignee.  Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignor as a result of or in connection with any liabilities or obligations of Assignee under the Contracts relating to periods from and after the date hereof.
5.Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties’ respective successors and assigns.
6.Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed a duplicate original.

[remainder of page blank; signatures follow]

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IN WITNESS WHEREOF, the Assignor has executed this Assignment as of the date first set forth above.

ASSIGNOR: [TO BE INSERTED]

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IN WITNESS WHEREOF, the Assignee has executed this Assignment as of the date first set forth above.

ASSIGNEE:

PURCHASER:

ALPINE INCOME PROPERTY OP, LP,

a Delaware limited partnership

By:Alpine Income Property GP, LLC,

a Delaware limited liability company,

its general partner

By:Alpine Income Property Trust, Inc.,

a Maryland corporation,

its sole member

By:

Name:

Title:

Exhibit A – Legal Description

Exhibit B – Leases

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EXHIBIT F

TENANT NOTICE

________________, 2021

To:________________________

Dear Tenant:

You are hereby notified that the ownership of the _________________ (the “Property”) was transferred to Alpine Income Property OP, LP, a Delaware limited partnership (the “New Landlord”), as of __________________, 2021.

In connection with this transfer of ownership, you are hereby notified that all obligations of the landlord pursuant to the terms of your lease (the “Lease”) have been assumed by the New Landlord.

Should you need to contact the New Landlord with regard to any matter pertaining to the Property, you may contact ___________________ either in writing at___________________________, ___________________________________, _______________________, or by telephone at (_____) ____-______________.

Beginning on the date of this notice, you are hereby directed to make all payments due under your Lease payable to ____________________________ and deliver them to the address set forth in the preceding paragraph.

[TO BE INSERTED]

F-1

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EXHIBIT G

RENT ROLL

G-1

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